EXHIBIT 99.1

PRESS RELEASE DATED AUGUST 7, 2007

PATCH
INTERNATIONAL

Patch Announces Independent Report and Plans for Expandable SAGD Project

CALGARY, Alberta, August 7, 2007 -- Patch International Inc. (OTCBB: PTCH) (the “Company”) is pleased to announce results of its recently completed independent resource report (the “Report”) prepared by McDaniel & Associates Consultants Ltd. (“McDaniel”) of Calgary, Alberta.  Based upon this past winter’s activities, the Company’s Best Estimate (P50) Contingent resources have been estimated to be 139 million barrels and support a 20,000 Bbl/d project.  Management believes the contemplated 2007/2008 winter delineation drilling program may increase the resource base sufficiently to support a 40,000 Bbl/d project.

Based on the Report, the Company has initiated planning for a potentially earlier production startup by engaging engineering firms to provide facilities cost estimates and timelines for essential services, conducting baseline environmental awareness studies, initiating the proposal for a SAGD application for production, and consulting with numerous oil sands technology suppliers for ideas which may improve project economics.

McDaniel was engaged to evaluate the new 2007 data and prepare the Report of the Contingent resources, as well as an estimate of the Undiscovered resources (“undiscovered bitumen in-place”) underlying the Company’s 80% working interest in the Ells River area (formerly described as the Dover Project).  The Report was prepared effective May 31, 2007, estimating the volume of Contingent resources as well as an estimate of the net present value of future net revenue attributable to these resources based on forecast and constant prices and costs and a 2012 startup.

The Report assessed only the portions of the sedimentary column which meet specific reservoir criteria required for economic development employing the in-situ SAGD recovery technology.  The recoverable resources have been classified as “Contingent” since these recoverable volumes do not satisfy the requirements of reserves with respect to sufficient delineation density, regulatory approval, and corporate budget approval.

The Best Estimate (P50) Contingent resources have been estimated to be 139 million barrels, with a High Estimate (P10) of 203.3 million barrels.  The synergistic interpretation and integration of well logs, core and seismic information has provided for a comprehensive resource assessment and given the Company direction to increase its SAGD capable resource base in the coming seasons with specific delineation targets and new high impact prospects, with an additional prospective potential estimated at 69.8 million barrels.

Contingent Resources (“Discovered”)(1)	Wi Recoverable (MMbbls)	Gross Lease Recoverable (MMbbls)	Company WI Discovered Resources (Bitumen in Place) (MMbbls)
Low Estimate	93.7	117.1	229.8
Best Estimate	139.0	173.8	296.5
High Estimate	203.3	254.2	384.8

Additional Prospective Resources (“Undiscovered”)	WI Recoverable(2) (MMbbls)	Gross Lease Recoverable (MMbbls)	Company WI Undiscovered Resources (Bitumen in Place) (MMbbls)
Best Estimate	69.8	87.2	186.3

Contingent Resources (P10) + Prospective Resources	WI Recoverable(2) (MMbbls)	Gross Lease Recoverable (MMbbls)	Company WI Discovered + Undiscovered Resources (Bitumen in Place) (MMbbls)
	273.1	341.4	571.1

The Report was prepared using assumptions and methodology guidelines outlined in the Canadian Oil and Gas Evaluation Handbook (“COGEH”) and in accordance with National Instrument 51-101.  The Report was based on the following assumptions:

(1)
Clarification of the COGEH language as noted within the Report states, “The Canadian Oil and Gas Evaluation Handbook Volume 1 defines Contingent resources as quantities of oil and gas estimated to be potentially recoverable from known accumulations, but that are not currently economic.  Subsequent clarification by securities regulators has expanded that definition to include resources that are potentially recoverable from known accumulations and are Contingent on such events as regulatory approval, a development plan, funding availability and/or timing of production”.

(2)
Prospective resources are defined as those quantities of bitumen estimated on a given date to be potentially recoverable from undiscovered accumulations.  McDaniel has estimated the Best Estimate (P50) volume of Undiscovered resources (undiscovered bitumen in-place).  The Company has estimated the Prospective resources by applying a recovery factor to the undiscovered resource volume determined by McDaniel.  The Company determined the recovery factor applied to the undiscovered volumes.

The Best Estimate (P50) Contingent resources of 139 million barrels support a 20,000 Bbl/d project and the High Estimate (P10) Contingent resources of 203.3 million barrels support a 30,000 Bbl/d project.  Management believes the contemplated 2007/2008 winter delineation drilling program may increase the Best Estimate (P50) Contingent resources base sufficiently to support a 40,000 Bbl/d project.

The data encompassed petrophysical well logs and core from approximately 25 wells on the property plus additional numerous offsetting wells.  Nineteen of these wells were drilled in the 2007 season and included the use of a Formation Microscanner Imaging (“FMI”) dip meter tool.  The FMI has proved invaluable for determining deposition of environment within sand bodies, specifically the high energy channels that have the highest propensity for SAGD recovery.

The logs, core, and a complement of 64 miles of high quality seismic rounded out the Company’s three-pronged evaluation methodology which management intends to continue through the 2008 season.  With an inventory of approximately 60 drill locations and a comprehensive seismic program (including shooting 8 square miles of 3D seismic) planned for 2008, the Company is well positioned to substantially increase its newly established resource base.  The Company anticipates having the required data over its recent discoveries to apply for a multi-section area in 2008, taking into account current license application requirements.  An environmental baseline study was completed this summer and all cost estimates and scoping level planning have been initiated.

The Company also has potential for cold flow production on its leases in the Muskwa area comprising 10 gross sections with working interests ranging from 75 to 100%.  With the existing seven history wells on the property (drilled for a deeper gas target) supplemented by several industry offset wells, the Discovered resources (oil-in-place) have been assessed to be 109 million barrels (gross lease basis).  Recovery will be dependent on successful sampling tests of viscosities low enough for cold flow production.  The Company currently has this objective as part of its 2007/2008 program.  McDaniel prepared the oil-in-place estimate for Muskwa.

“In a very short period of time, we have delineated the first SAGD project at Ells River.  This success has confirmed our initial belief that the resource base will support further SAGD delineation and joint venture opportunities with other SAGD partners in the immediate area.  We are very excited about the current potential of Patch”, said Jason Dagenais, Chief Operating Officer.  “Not only have we acquired and developed excellent prospects, but also we have engaged the right people to enable our resource base to achieve commercial fruition.”

For further information, please contact:

Jason Dagenais
Chief Operating Officer

OR

Cathy Forsyth
Investor Relations Manager
Patch International Inc.
1-888-864-7372
Email:  info@patchenergy.com

Please visit Patch’s website at www.patchenergy.com

No regulatory authority has approved nor disapproved the contents of this press release.

Cautionary Note to U.S. Investors:

The United States Securities and Exchange Commission (SEC) regulations permit oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusion formation tests to be economically and legally producible under existing economic and operating conditions.  We use certain terms in this press release, such as “Contingent resources”, “Undiscovered resources”, and “Recoverable resources” that the SEC’s guidelines strictly prohibit us from including in filings with the SEC.  The SEC regulations define reserves associated with oil sands as mining-related and not a part of conventional crude oil and natural gas reserves.  U.S. Investors can obtain reports from the SEC by calling 1-800-SEC-0330.

Forward Looking Statement:

This news release contains certain statements that may be deemed "forward-looking statements" about the development of oil sands in Alberta, Canada.  All statements in this release, other than statements of historical fact, that address future production, reserve/resource potential, exploration drilling, exploitation activities and events or developments that the Company expects to occur, are forward looking statements.  Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans" "anticipates", "believes", "intends", "estimates", "projects", "potential" and similar expressions, or that events or conditions "will", "would", "may", "could" or "should" occur.  Information inferred from the interpretation of drilling results and information concerning mineral resource estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed.  Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements.  Factors that could cause the actual results to differ materially from those in forward-looking statements include market prices, exploitation and exploration successes, and continued availability of capital and financing, and general economic, market or business conditions. Investors are cautioned that any such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements.  Forward-looking statements are based on the beliefs, estimates and opinions of the Company's management on the date the statements are made.  The Company undertakes no obligation to update these forward-looking statements in the event that management's beliefs, estimates or opinions, or other factors, should change.  For further information investors should review the Company's filings that are available at www.edgar.com.